UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2011

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

A123 Systems, Inc. 200 West Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On March 29, 2011, the United States District Court for the Northern District of Texas issued a Memorandum Opinion and Order on Claim Construction in the previously disclosed patent infringement case between The Board of Regents of the University of Texas and Hydro-Québec and A123 Systems, Inc. (“we” or “A123”), Black & Decker Corporation and Black and Decker (U.S.) Inc.  The patents in suit are U.S. Patent No. 5,910,382 and U.S. Patent No. 6,514,640.  Although the Court did not adopt all of our constructions, we believe that the Court’s claim constructions are favorable to us on the key claim terms at issue and support our non-infringement position.  As stated in our previous disclosures about this litigation, the results of pending proceedings relating to these claim constructions are uncertain, and there can be no assurance that they will not have a material adverse effect on our business, operating results, and financial condition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: March 30, 2011	By:	/ S / Eric J. Pyenson
Eric J. Pyenson
Vice President and General Counsel